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                                                                     EXHIBIT 4.3



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                                A+ NETWORK, INC.
                                    COMPANY



                                      AND


                       IBJ SCHRODER BANK & TRUST COMPANY
                                    TRUSTEE


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                               FIRST SUPPLEMENTAL
                                   INDENTURE



                         DATED AS OF NOVEMBER 14, 1996


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                   11 7/8% SENIOR SUBORDINATED NOTES DUE 2005
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                          FIRST SUPPLEMENTAL INDENTURE


         This First Supplemental Indenture ("First Supplemental Indenture") is dated and, subject to the terms hereof, is effective as of November 14, 1996, and is by and between A+ NETWORK, INC., a Tennessee corporation (the "Company," which term includes any successor company permitted under the Indenture as modified by this First Supplemental Indenture), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore entered into an Indenture dated as of October 24, 1995, with the Trustee (the "Indenture"), pursuant to which the Company issued $125,000,000 aggregate principal amount of its 11 7/8% Senior Subordinated Notes Due 2005 (the "Securities");

         WHEREAS, Metrocall, Inc. ("Metrocall"), pursuant to an Offer to Purchase and Consent Solicitation Statement dated October 9, 1996 and a Supplement to the Offer to Purchase dated October 21, 1996 (together, the "Statement"), offered to purchase for cash (the "Offer"), upon the terms and subject to the conditions set forth in the Statement, any and all of the Securities at a cash price equal to $1,005 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the payment date (the "Offer Consideration"), and solicited (the "Consent Solicitation") consents ("Consents") from Holders of the Securities to certain proposed amendments to the Indenture (the "Proposed Amendments") and to a waiver of certain provisions of the Indenture ("Waiver") and offered to pay to each Holder of Securities delivering Consents prior to the Solicitation Expiration Date (as defined in the Statement), $5 for each $1,000 principal amount of Securities so validly consenting (the "Consent Payments");

         WHEREAS, Section 902 of the Indenture provides that the Company, when authorized by its Board of Directors, and the Trustee may amend the Indenture in certain respects with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (as defined in the Indenture);

         WHEREAS, Section 1020 of the Indenture permits the Holders of at least a majority in aggregate principal amount of the Outstanding Securities to waive the application of certain covenants in the Indenture, and Section 513 of the Indenture permits such Holders to waive certain defaults under the Indenture.

         WHEREAS, the Company, pursuant to a resolution of its Board of Directors dated October 7, 1996, has established October 8, 1996, as the record date ("Record Date") for determining Holders entitled to give Consents;

         WHEREAS, there has been presented to the Trustee Consents from Holders of at least a





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majority in aggregate principal amount of the Outstanding Securities as of the
Record Date;

         WHEREAS, at the request of Metrocall, the Company desires to amend certain provisions of the Indenture, as set forth herein, in order to implement the Waiver and the Proposed Amendments; and

         WHEREAS, all the requirements of law and the by-laws and Certificate of Incorporation of the Company have been fully complied with and all other acts and things necessary to make this First Supplemental Indenture a valid, binding and legal instrument for the benefit of the Holders of the Securities have been done and performed, including the authorization of the execution and delivery of the First Supplemental Indenture by the Board of Directors of the Company;

         NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee have joined in the execution and delivery of this First Supplemental Indenture.

                                  ARTICLE ONE
                    INCORPORATION OF INDENTURE; DEFINITIONS

     1.1 Incorporation of Indenture. This First Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this First Supplemental Indenture shall be read together and shall have effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

     1.2         Definitions.

         (a) The term "Effective Time" shall mean the later of (i) the time of Metrocall's payment, or deposit with United States Trust Company of New York, as the Depositary for the Offer and the Solicitation (the "Depositary"), of, an amount of money sufficient to pay the Offer Consideration and Consent Payments in respect of Securities validly tendered pursuant to the Offer and accepted by Metrocall and Consents validly given pursuant to the Solicitation as set forth in the Statement and (ii) the time Metrocall gives irrevocable notice to the Depositary that it has accepted such Securities for payment. The Trustee shall be entitled to rely conclusively on a certificate from the President or Chief Financial Officer of Metrocall that the Securities have been accepted for payment and the Offer Consideration and Consent Payments have been paid to or deposited with the Depositary.

         (b) All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.

                                  ARTICLE TWO
                                     WAIVER





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     2.1         Waiver.  Pursuant to Sections 1020 and 513 of the Indenture,
and subject to Section 2.2 of this First Supplemental Indenture, the Holders hereby waive (a) the applicability, if any, of Section 1016 of the Indenture to the merger of the Company with and into Metrocall (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of May 16, 1996, as amended as of the date hereof, by and between the Company and Metrocall, and to transactions between Metrocall and certain principal shareholders of the Company (the "A+ Shareholders' Transactions") under or pursuant to that certain A+ Shareholders' Option and Sale Agreement dated as of May 16, 1996, by and among Metrocall and certain shareholders of the Company, and (b) any default or Event of Default that might be asserted under the Indenture in respect of any noncompliance by the Company with Section 1016 of the Indenture in respect of the Merger or the A+ Shareholders Transactions.

     2.2         Effectiveness; Reinstatement.  The Waiver set forth in Section
2.1 of this First Supplemental Indenture will become effective and, subject to the next sentence, will be irrevocable upon the execution of this First Supplemental Indenture. Notwithstanding the foregoing, in the event that Metrocall fails to accept for purchase and actually purchase, and make Consent Payments in respect of, the Securities in accordance with the terms of the Offer and Consent Solicitation set out in the Statement, for any reason, including termination of the Offer or failure of a condition precedent thereto, or if, following an amendment of the Offer and Consent Solicitation (including an amendment of the Offer which decreases the percentage of outstanding Securities being acquired pursuant to the Offer) a sufficient number of Holders shall withdraw their Consents and related tenders of the Securities (which the Holders shall be given the opportunity to do in the event of such an amendment notwithstanding anything set forth in the Statement) such that Metrocall holds Consents representing less than a majority of the principal amount of the Outstanding Securities, then the Consents and the Waiver set forth in Section
2.1 shall be null and void, and all rights of the Holders, if any, under
Section 1016 and Section 501 of the Indenture with respect to the Merger and the A+ Shareholders' Transactions will be reinstated. The preceding sentence shall be of no further force and effect from and as of the Effective Time.

                                 ARTICLE THREE
                                   AMENDMENTS

     3.1         Amendments to Article Five.

         (a) From and as of the Effective Time, each of Sections 501(5), 501(6), and 501(7) of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

     3.2         Amendments to Article Eight.

         (a) From and as of the Effective Time, Section 801 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"





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         (b)     From and as of the Effective Time, Section 802 of the
Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

     3.3         Amendments to Article Ten.

         (a) From and as of the Effective Time, Section 1005 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (b) From and as of the Effective Time, Section 1006 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (c) From and as of the Effective Time, Section 1007 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (d) From and as of the Effective Time, Section 1008 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (e) From and as of the Effective Time, Section 1009 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (f) From and as of the Effective Time, Section 1010 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (g) From and as of the Effective Time, Section 1011 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (h) From and as of the Effective Time, Section 1012 of the Indenture shall be amended to read in its entirety as follows:





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         "[Intentionally Omitted.]"

         (i) From and as of the Effective Time, Section 1013 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (j) From and as of the Effective Time, Section 1014 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (k) From and as of the Effective Time, Section 1016 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (l) From and as of the Effective Time, Section 1018 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

         (m) From and as of the Effective Time, Section 1019 of the Indenture shall be amended to read in its entirety as follows:

         "[Intentionally Omitted.]"

                                  ARTICLE FOUR
                                 MISCELLANEOUS

     4.1 Full Force and Effect. The Indenture, as supplemented by this First Supplemental Indenture, remains in full force and effect and is hereby ratified and confirmed as the valid and binding obligation of the parties hereto. Except as expressly modified herein, all terms, provisions and conditions of the Indenture will remain unchanged and are and shall remain in full force and effect for the full term thereof, and this First Supplemental Indenture shall be interpreted with the Indenture as one and the same instrument.

     4.2 Multiple Counterparts. This First Supplemental Indenture may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     4.3 Headings for Convenience Only. The headings of the Sections of this First Supplemental Indenture are used for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.





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     4.4         Governing Law.  This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New
York.

     4.5 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     4.6 Trustee Not Responsible for Recitals, etc. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility whatsoever for their correctness nor for the validity or sufficiency of this First Supplemental Indenture or for the due execution hereof by the Company.

     4.7 Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

                         (SIGNATURES ON FOLLOWING PAGE)





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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be executed and delivered effective as of the date first mentioned hereinabove.


                                           A+ NETWORK, INC.

ATTEST:
       ----------------
                                           By:
                                                ----------------------------

                                           Name:
                                                  --------------------------

                                           Title:
                                                   -------------------------

                                           IBJ SCHRODER BANK & TRUST COMPANY,
                                           as Trustee


                                           By:
                                                -----------------------------
                                                   Name:
                                                   Title:





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